Exhibit 99.(a)(1)(G)

iSTAR FINANCIAL INC.
OFFER TO EXCHANGE HIGH PERFORMANCE COMMON STOCK-SERIES 1, HIGH PERFORMANCE COMMON STOCK-SERIES 2 AND HIGH PERFORMANCE COMMON
STOCK-SERIES 3

AMENDED ELECTION INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.                                      Delivery of the Election.

A properly completed election must be received by the Company by mail, facsimile or e-mail (via PDF or similar imaged document file), on or before 11:59 p.m., Eastern time on August 12, 2015 (the “Expiration Date”). Note that if you have already tendered HPU Shares using the election forms previously distributed to HPU holders on or about June 26, 2015, you do not need to submit a new election form. You will automatically receive the higher consideration now being offered for the HPU Shares.

You may submit your election by sending your signed and completed election form to the Company by mail, facsimile or e-mail by using the mailing address, fax number or e-mail address as provided below.  To send your election, you must do the following on or before the Expiration Date:

1.                                      Properly complete and sign the attached election form.

2.                                      Deliver the completed and signed election form via mail, facsimile or e-mail (via PDF or similar imaged document file) to:

iStar Financial Inc.

Attention: Geoffrey Dugan, General Counsel, Corporate & Secretary

One Sansome Street, 30th Floor

San Francisco, CA 94104

Fax: (415) 367-8994

E-mail: hpuoffer@istar.com

A pre-addressed, pre-paid envelope has previously been provided for your convenience.

The delivery of all documents, including elections and withdrawals, is at your own risk.  Only responses that are complete and actually received by the Company by the deadline will be accepted.**It is your responsibility to confirm that we have received your election and/or any withdrawal.

For purposes of the Offer, we will be deemed to have accepted for exchange HPU Shares that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the holder of HPU Shares of our non-acceptance prior to the Expiration Date.

iStar will not accept any alternative, conditional or contingent tenders.  By completing and submitting this election to the Company, you waive any right to receive any notice of the receipt of the tender of your HPU Shares, except as provided for in the Offer Letter.  Any confirmation of receipt merely will be a notification that we have received your election and does not mean that your HPU Shares have been cancelled.  Your HPU Shares that are accepted for exchange will be cancelled on the same U.S. calendar day as the expiration of the Offer (but following the expiration of the Offer), which cancellation is scheduled to be August 12, 2015.

2.                                      Withdrawal and Additional Tenders.

Tenders of HPU Shares made through the Offer may be withdrawn at any time before 11:59 p.m., Eastern Time on August 12, 2015.**If iStar extends the Offer beyond that time, you may withdraw your tendered HPU Shares at any time until the extended expiration of the Offer.  In addition, although iStar currently intends to accept your validly tendered HPU Shares promptly after the expiration of the Offer, if we have not accepted your HPU Shares by 11:59 p.m., Eastern Time on August 22, 2015, you may withdraw your tendered HPU Shares at any time thereafter.

To withdraw some or all of your tendered HPU Shares you must deliver a properly completed withdrawal via mail, facsimile or e-mail (via PDF or similar imaged document file) to the Company while you still have the right to withdraw the tendered HPU Shares to:

iStar Financial Inc.

Attention: Geoffrey Dugan, General Counsel, Corporate & Secretary

One Sansome Street, 30th Floor

San Francisco, CA 94104

Fax: (415) 367-8994

E-mail: hpuoffer@istar.com

You may not rescind any withdrawal and any HPU Shares withdrawn will not be deemed properly tendered for purposes of the Offer unless you properly re-elect to exchange those HPU Shares before the Expiration Date.

To re-elect to exchange some or all of your withdrawn HPU Shares or to elect to exchange additional HPU Shares, you must submit to the Company a new election via mail, facsimile or e-mail (via PDF or similar imaged document file) to:

iStar Financial Inc.

Attention: Geoffrey Dugan, General Counsel, Corporate & Secretary

One Sansome Street, 30th Floor

San Francisco, CA 94104

Fax: (415) 367-8994

E-mail: hpuoffer@istar.com

Your new election must be submitted to the Company before the Expiration Date in accordance with the procedures described in these instructions.  Because any prior election will be disregarded, your new election must indicate all HPU Shares you wish to exchange, not just those you wish to add.  Your new election must include the required information regarding all of the HPU Shares you want to exchange and must be signed and clearly dated after the date of your original election form and any withdrawal you have submitted to the Company.  Upon the receipt of such a new, properly filled out, signed and dated election, any previously submitted elections and/or withdrawals will be disregarded and will be considered replaced in full by the new election.  You will be bound by the last properly submitted election and/or withdrawal we receive prior to the Expiration Date.

3.                                      Tenders.

You may pick and choose which of your HPU Shares you wish to exchange.  However, if HPU Shares are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), only the HPU Shares beneficially owned by the holder of HPU Shares may be tendered in the Offer.

4.                                      Signatures on this Election.

If the election is being submitted to the Company via mail, facsimile or e-mail, it must be signed by the holder of the HPU Shares.  If the election is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to iStar of the authority of that person to act in that capacity must be submitted with this election.

5.                                      Other Information on this Election.

If you are submitting the election to the Company via mail, facsimile or e-mail, in addition to signing the election form, you must print your name and indicate the date and time at which you signed.  You also must include a current e-mail address.

6.                                      Requests for Assistance or Additional Copies.

Any questions and any requests for additional copies of the Offer Letter or this election form may be directed to iStar at:

iStar Financial Inc.

One Sansome Street, 30th Floor

San Francisco, CA 94104

(415) 263-8639

Attention: Geoffrey Dugan, General Counsel, Corporate & Secretary

Fax: (415) 367-8994

E-mail: hpuoffer@istar.com

Copies will be furnished promptly at iStar’s expense.

7.                                      Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any HPU Shares.  Our determination of these matters will be given the maximum deference permitted by law.  However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction.  Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.  We reserve the right to reject any elections or any HPU Shares elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept.  We will accept all properly tendered HPU Shares that are not validly withdrawn.  We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular HPU Shares or for any particular holder of HPU Shares, provided that if we grant any such waiver, it will be granted with respect to all holders of HPU Shares and tendered HPU Shares.  No tender of HPU Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of HPU Shares or waived by us.  Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice.  This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Important: The election must be received by the Company before 11:59 p.m., Eastern Time, on August 12, 2015, via the mail, facsimile or e-mail (via PDF or similar imaged document file) by:

iStar Financial Inc.

Attention: Geoffrey Dugan, General Counsel, Corporate & Secretary

One Sansome Street, 30th Floor

San Francisco, CA 94104

Fax: (415) 367-8994

E-mail: hpuoffer@istar.com

8.                                      Additional Documents to Read.

You should be sure to read the Offer Letter and all documents referenced therein before deciding to participate in the Offer.

9.                                      Important Tax Information.

Please refer to “Material U.S. Federal Income Tax Consequences” in the Offer Letter, which contains important tax information.  We also recommend that you consult with your personal tax advisors before deciding whether or not to participate in this Offer.